SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2006

PULASKI FINANCIAL CORP.

(Exact Name of Registrant as Specified in Its Charter)

Missouri	0- 24571	43-1816913
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12300 Olive Boulevard, St. Louis, Missouri 63141

(Address of principal executive offices) (Zip Code)

(314) 878-2210

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 6, 2006, Pulaski Financial Corp. (the “Company”) entered into an Underwriting Agreement with Keefe, Bruyette & Woods, Inc., as representative of the several underwriters named therein. Pursuant to the Underwriting Agreement, the Company agreed to sell an aggregate of 1,000,000 shares of the Company’s common stock to the underwriters named in the Underwriting Agreement (the “Underwriters”) at a purchase price of $15.25 per share, less an underwriting discount of $0.915 per share on 900,000 shares and an underwriting discount of $0.15 per share on 100,000 shares reserved for sale to certain affiliates of the Company, resulting in net proceeds to the Company, before expenses, of $14,411,500. In addition, the Underwriters were granted the option, for a period of thirty days, to purchase from the Company up to 150,000 additional shares of common stock at the same purchase price to cover over-allotments, if any. The shares of common stock are being offered pursuant to a Registration Statement on Form S-3 (Registration No. 333-129026) filed under the Securities Act of 1933, as amended, and a related prospectus dated February 6, 2006.

The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Number	Description
1.1	Underwriting Agreement dated February 6, 2006 between Pulaski Financial Corp. and Keefe, Bruyette & Woods, Inc., as representative of the several underwriters named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 8, 2006	By:	/s/ William A. Donius
William A. Donius
President and Chief Executive Officer